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                                                                   EXHIBIT 99.02
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                           TELE-COMMUNICATIONS, INC.
                             POST OFFICE BOX 5630
                               DENVER, CO 80217

                           TELE-COMMUNICATIONS, INC.
                       [DESCRIPTION OF SERIES OF STOCK]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints John C. Malone and Stephen M. Brett as Proxies, each with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side hereof, all the shares of the above-referenced capital stock of Tele-Communications, Inc. ("TCI") held of record by the undersigned on December 31, 1998 at the Special Meeting of TCI to be held on February 17, 1999 or any adjournment or postponement thereof upon the proposals identified on the reverse side hereof and more fully described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus relating to the Special Meeting, receipt of each of which is hereby acknowledged. The undersigned hereby revokes all proxies previously given with respect to the voting of such stock at the Special Meeting.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

(Continued, and to be signed and dated on reverse side.)


                                                TELE-COMMUNICATIONS, INC.
                                                P.O. BOX 11030
                                                NEW YORK, N.Y. 10203-0030

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1.    Proposal to approve and adopt an amendment to the TCI Charter to combine the Liberty Media Group and the TCI Ventures Group by (i) reclassifying each share of TCI Ventures Group Tracking Stock as 0.52 of a share of the corresponding series of Liberty Media Group Tracking Stock, (ii) amending the definition of the Liberty Media Group, (iii) providing that the number of authorized shares of Liberty Media Group Stock will be equal to the sum of the previously authorized number of shares of Liberty Media Group Tracking Stock and TCI Ventures Group Tracking Stock, and (iv) making certain other conforming changes to the TCI Charter.

      FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

2. Proposal to approve and adopt an amendment to the TCI Charter to increase the number of authorized shares of Liberty Media Group Series A Tracking Stock to 2,500,000,000 and the number of authorized shares of Liberty Media Group Series B Tracking Stock to 250,000,000 if the Liberty/Ventures combination is approved.

      FOR [ ]       AGAINST [ ]        ABSTAIN [ ]

3. Proposal to approve and adopt the Merger Agreement among TCI, AT&T Corp. and Italy Merger Corp.

      FOR [ ]       AGAINST [ ]        ABSTAIN [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

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
                                                             Address change and/or comments mark here [ ]

                                                             Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as
                                                             attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                             Dated: ____________ 199__

                                                             ________________________________________________________________
                                                                                         Signature

                                                             ________________________________________________________________
                                                                                 Signature if held jointly


Please Mark, Sign, Date and Return the Proxy Card            Votes MUST be indicated by an
Promptly Using the Enclosed Envelope.                        (x) in black or blue ink.
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